UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 26, 2003

                                     SM&A

(Exact name of registrant as specified in its charter)

California	0-23585	33-0080929

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court, Eighth Floor, Newport Beach, California	92660

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(949) 975-1550

(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURES
EXHIBIT 99.1

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 26, 2003.

Item 9. Regulation FD Disclosure.

     On June 26, 2003, SM&A, a California corporation (the “Company”) issued a press release announcing, among other things, that the Company anticipates that revenue in the second quarter of 2003 will be approximately 32% greater than the same period a year ago. Additionally, the Company increased full-year revenue growth expectations to a range of 33-35%, up from the previous estimate of 25%. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM&A (Registrant)

Date June 26, 2003	/s/ Cathy L. Wood

(Signature)
Cathy L. Wood Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 26, 2003.